MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES







                        CONSOLIDATED FINANCIAL STATEMENTS

                    AS OF JUNE 30, 1996 AND DECEMBER 31, 1995

                 AND FOR THE PERIODS ENDED JUNE 30, 1996 AND 1995

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES



                                    I N D E X



                                                                           PAGE

Consolidated Balance Sheets -
    June 30, 1996 (Unaudited) and December 31, 1995 (Audited) ............   3

Consolidated Statements of Income -
    Three months and six months ended June 30, 1996
      and 1995 (Unaudited) ...............................................   4

Consolidated Statement of Changes in Shareholder's Equity -
    Six months ended June 30, 1996 (Unaudited) ...........................   5

Consolidated Statements of Cash Flows -
    Six months ended June 30, 1996 and 1995 (Unaudited) ..................   6

Notes to Consolidated Financial Statements (Unaudited) ...................   7

                  MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                (Dollars in thousands except per share amounts)

                                                                     June 30, 1996      December 31, 1995
                                                                    ---------------     ------------------
                                                                       (Unaudited)           (Audited)
                     ASSETS
Investments:
    Fixed-maturity securities held as available-for-sale
      at fair value (amortized cost $3,735,457 and $3,428,986) ......   $3,813,749            $3,652,621
    Short-term investments, at amortized cost
      (which approximates fair value) ...............................      219,945               198,035
    Other investments ...............................................       13,781                14,064
                                                                        ----------            ----------

        TOTAL INVESTMENTS ...........................................    4,047,475             3,864,720

Cash and cash equivalents ...........................................        4,649                 2,135
Accrued investment income ...........................................       64,494                60,247
Deferred acquisition costs ..........................................      143,536               140,348
Prepaid reinsurance premiums ........................................      208,614               200,887
Goodwill (less accumulated amortization of $39,814 and $37,366) .....      103,166               105,614
Property and equipment, at cost (less accumulated depreciation
    of $13,540 and $12,137) .........................................       42,845                41,169
Receivable for investments sold .....................................        1,430                 5,729
Securities purchased under agreement to resell ......................       36,750                   ---
Other assets ........................................................       37,614                42,145
                                                                        ----------            ----------
        TOTAL ASSETS ................................................   $4,690,573            $4,462,994
                                                                        ==========            ==========

   LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
    Deferred premium revenue ........................................   $1,728,845            $1,616,315
    Loss and loss adjustment expense reserves .......................       50,437                42,505
    Deferred income taxes ...........................................      168,981               212,925
    Payable for investments purchased ...............................       30,857                10,695
    Securities sold under agreement to repurchase ...................       36,750                   ---
    Other liabilities ...............................................       72,506                54,682
                                                                        ----------            ----------
        TOTAL LIABILITIES ...........................................    2,088,376             1,937,122
                                                                        ----------            ----------
Shareholder's Equity:
    Common stock, par value $150 per share; authorized,
      issued and outstanding - 100,000 shares .......................       15,000                15,000
    Additional paid-in capital ......................................    1,030,998             1,021,584
    Retained earnings ...............................................    1,506,726             1,341,855
    Cumulative translation adjustment ...............................       (1,109)                2,704
    Unrealized appreciation of investments, net of deferred
     income tax provision of $27,542 and $78,372 ....................       50,582               144,729
                                                                        ----------            ----------
        TOTAL SHAREHOLDER'S EQUITY ..................................    2,602,197             2,525,872
                                                                        ----------            ----------
        TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY ..................   $4,690,573            $4,462,994
                                                                        ==========            ==========

                  The accompanying notes are an integral part
                   of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                             (Dollars in thousands)

                                        Three months ended     Six months ended
                                              June 30              June 30
                                        ------------------   -------------------
                                          1996      1995       1996      1995
                                        --------  --------   --------  --------
Revenues:
  Gross premiums written                $134,443  $106,665   $255,454  $177,777
  Ceded premiums                         (11,914)  (12,049)   (26,629)  (19,129)
                                        --------  --------   --------  --------
    Net premiums written                 122,529    94,616    228,825   158,648
  Increase in deferred premium revenue   (60,021)  (40,406)  (105,553)  (53,086)
                                        --------  --------   --------  --------
    Premiums earned (net of ceded
     premiums of $9,682, $6,814
     $18,902 and $14,652)                 62,508    54,210    123,272   105,562
  Net investment income                   61,653    53,783    120,656   106,848
  Net realized gains                       3,895     1,698      6,587     3,422
  Other income                               354       224      1,323     1,132
                                        --------  --------   --------  --------
    Total revenues                       128,410   109,915    251,838   216,964
                                        --------  --------   --------  --------

Expenses:
  Losses and loss adjustment expenses      4,288     2,710      7,466     4,743
  Policy acquisition costs, net            5,990     5,130     11,890    10,270
  Underwriting and operating expenses     11,777     9,247     22,326    18,999
                                        --------  --------   --------  --------
    Total expenses                        22,055    17,087     41,682    34,012
                                        --------  --------   --------  --------

Income before income taxes               106,355    92,828    210,156   182,952

Provision for income taxes                22,786    20,604     45,285    40,080
                                        --------  --------   --------  --------
Net income                               $83,569   $72,224   $164,871  $142,872
                                        ========  ========   ========  ========

         The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (Unaudited)

                     For the six months ended June 30, 1996

                 (Dollars in thousands except per share amounts)

                                                   Common Stock            Additional                    Cumulative     Unrealized
                                             -------------------------      Paid-In        Retained      Translation   Appreciation
                                               Shares         Amount        Capital        Earnings      Adjustment   of Investments
                                             ----------     ----------     ----------     ----------     -----------  --------------
Balance, January 1, 1996 ...............       100,000        $15,000      $1,021,584     $1,341,855       $ 2,704       $144,729

Exercise of stock options ..............           --             --            3,740           --            --             --

Net income .............................           --             --             --          164,871          --             --

Change in foreign
  currency transactions ................           --             --             --             --          (3,813)          --

Change in unrealized
  appreciation of
  investment net of change
  in deferred income taxes
  of $50,830 ...........................           --             --             --             --            --           (94,147)

Tax reduction related to
  tax sharing agreement
  with MBIA Inc. .......................           --             --            5,674           --             --             --

                                             ----------     ----------     ----------     ----------     ----------      ----------
Balance, June 30, 1996 ................        100,000        $15,000      $1,030,998     $1,506,726       $(1,109)     $   50,582
                                             ==========     ==========     ==========     ==========     ==========      ==========

         The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)

                                                              Six Months Ended
                                                                  June 30
                                                           ---------------------
                                                             1996        1995
                                                           ---------   ---------
Cash flows from operating activities:
  Net income .............................................  $164,871   $142,872
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Increase in accrued investment income ................    (4,247)    (2,129)
    Increase in deferred acquisition costs ...............    (3,188)    (4,081)
    Increase in prepaid reinsurance premiums .............    (7,727)    (4,477)
    Increase in deferred premium revenue .................   113,280     59,123
    Increase in loss and loss adjustment expense reserves.     7,932      3,872
    Depreciation .........................................     1,442      1,295
    Amortization of goodwill .............................     2,448      2,465
    Amortization of bond discount, net ...................    (2,870)      (620)
    Net realized gains on sale of investments ............    (6,587)    (3,422)
    Deferred income taxes ................................     6,886      6,092
    Other, net ...........................................    27,690     20,094
                                                           ---------   --------
    Total adjustments to net income ......................   135,059     78,212
                                                           ---------   --------
    Net cash provided by operating activities ............   299,930    221,084
                                                           ---------   --------
Cash flows from investing activities:
  Purchase of fixed-maturity securities, net
    of payable for investments purchased .................  (698,356)  (381,468)
  Sale of fixed-maturity securities, net of
    receivable for investments sold ......................   334,470    237,019
  Redemption of fixed-maturity securities,
    net of receivable for investments redeemed ...........    75,960     31,546
  Purchase of short-term investments, net ................    (6,763)   (60,631)
  Securities purchased under agreement to resell .........   (36,750)       ---
  Sale (purchase) of other investments, net ..............       402       (807)
  Capital expenditures, net of disposals .................    (3,129)    (2,326)
                                                           ---------   --------
    Net cash used in investing activities ................  (334,166)  (176,667)
                                                           ---------   --------
Cash flows from financing activities:
  Dividends paid .........................................       ---    (43,500)
  Securities sold under agreement to repurchase ..........    36,750        ---
                                                           ---------   --------
    Net cash provided (used) by financing activities .....    36,750    (43,500)
                                                           ---------   --------

Net increase in cash and cash equivalents ................     2,514        917
Cash and cash equivalents - beginning of period ..........     2,135      1,332
                                                           ---------   --------
Cash and cash equivalents - end of period ................ $   4,649   $  2,249
                                                           =========   ========
Supplemental cash flow disclosures:
  Income taxes paid ...................................... $  32,978   $ 26,201

        The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  BASIS  OF   PRESENTATION
- ----------------------------

     The accompanying consolidated financial statements are unaudited and include the accounts of MBIA Insurance Corporation and its Subsidiaries (the "Company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the Company's consolidated financial statements and notes thereto for the year ended December 31, 1995. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the six months ended June 30, 1996 may not be indicative of the results that may be expected for the year ending December 31, 1996. The December 31, 1995 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.


2. Dividends Declared
- ---------------------

     No dividends were declared by the Company during the six months ended June 30, 1996.